Exhibit 10.3

THUMZUP MEDIA CORPORATION

2024 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Name of Participant:

Date of Grant:

Number of Option Shares:

Option Price:

Type of Option (check one):	_______ Incentive Stock Option (ISO)
_______ Non-qualified Stock Option (NSO or NQSO)

Right to Exercise:	As of the Date of Grant, the Option was vested to the extent of ________ of the Option Shares. The balance of the shares shall vest along the following schedule:

THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE DATE OF GRANT. THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.

THUMZUP MEDIA CORPORATION

2024 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the date of grant on the cover page hereof (the “Date of Grant”) by and between Thumzup Media Corporation, a Nevada corporation (the “Company”), and the recipient named on the cover page hereto (the “Participant”).

1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2024 Equity Incentive Plan (the “Plan”), the Company hereby grants to the Participant as of the Date of Grant a stock option (the “Option”) to purchase the number of Shares shown on the cover page hereof (the “Option Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price per Option Share at which the Option Shares may be purchased pursuant to this Option shall be as set forth on the cover page hereof (the “Option Price”). If noted on page one of this Agreement that this Option is intended to be an “incentive stock option” within the meaning of that term under Section 422 of the Code, then this Agreement shall be construed in a manner that will enable the Option to be so qualified.

2. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 of this Agreement, shall expire ten (10) years from the Date of Grant.

3. Right to Exercise. Subject to the expiration or earlier termination of this Option in accordance with its terms, this Option shall vest and become exercisable as set forth on the cover page hereof. To the extent the Option is vested and exercisable, it may be exercised in whole or in part. In no event shall the Participant be entitled to acquire a fraction of one Option Share pursuant to this Option. The Participant shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to him upon the complete and valid exercise of all or part of this Option. The Company may require, as a condition to the exercise of this Option, that the Participant agree to be bound by any stockholders agreement among all or certain stockholders of the Company that may then be in effect, or certain provisions of any such agreement that may be specified by the Company, either in addition to or in lieu of the provisions of this Agreement (as determined by the Company).

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4. Option Nontransferable. The Option granted hereby shall be neither transferable nor assignable by the Participant except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Participant, only by the Participant, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and court supervision.

5. Notice of Exercise; Payment. To the extent then vested and exercisable, the Option may be exercised by written notice (on the form attached hereto as Attachment 1 or such other form acceptable to the Company) to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Participant may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Shares, (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Shares, or (c) any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless exercise that complies with all applicable laws. Nonforfeitable, nonrestricted Shares that are transferred by the Participant in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value per Share, as determined by the Committee. As a further condition precedent to the exercise of this Option, the Participant shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

6. Change in Control except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii) The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(g)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(g)(i));

(iii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv) The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(g), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary;

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(2) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;

(3) the Company; and

(4) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

7. Clawback Provisions. All Awards granted under the Plan shall be subject to recoupment in accordance with any clawback, recovery or recoupment policy that Company may adopt, including any such policy adopted pursuant to the listing standards of any national securities exchange on which the Company’s securities are listed or pursuant to other requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy shall be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under the Plan or any agreement with the Company. Each executive officer shall repay or forfeit, to the fullest extent permitted by law and as directed by the Board of Directors of the Company (the “Board”), any annual incentive or other performance-based compensation awards (“Awards”) received by him or her on or after [______], [_____] if:

●	the payment, grant or vesting of the Awards was based on the achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements filed with the Securities and Exchange Commission,

●	the Board determines in its sole discretion, exercised in good faith, that the executive officer engaged in fraud or misconduct that caused or contributed to the need for the restatement,

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●	the amount of the compensation that would have been received by the executive officer had the financial results been properly reported would have been lower than the amount actually received, and

●	the Board determines in its sole discretion that it is in the best interests of the Company and its shareholders for the executive officer to repay or forfeit all or any portion of the Awards.

The Board’s independent directors and Compensation Committee, as identified pursuant to applicable exchange listing standards, shall have full and final authority to make all determinations under this Policy, including without limitation whether the Policy applies and if so, the amount of the Awards to be repaid or forfeited by the executive officer. Repayment can be made from the proceeds of the sale of Company stock and the forfeiture of other outstanding awards. All determinations and decisions made by the Board’s independent directors pursuant to the provisions of this Policy shall be final, conclusive and binding on all persons, including the Company, its affiliates, its shareholders and employees.

8. Termination of Agreement.

(a) This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates (i) ninety (90) calendar days after the Participant ceases to be an employee, director, advisor or consultant of the Company and its Subsidiaries for any reason, except as otherwise set forth in the Plan or (ii) ten years from the Date of Grant.

(b) Notwithstanding the foregoing, in the event that the Participant’s employment or other service is terminated for Cause (as determined by the Committee), this Agreement shall terminate at the time of such termination and the Participant shall forfeit all rights under this Agreement without further action or notice, including his or her rights with respect to the portion of this Option that would otherwise be exercisable but for this sentence, notwithstanding any other provision of this Agreement.

9. Dispute Resolution. (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (“Dispute”) which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Each party shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) days of receipt by a Party of written notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information and privileged information of each party, developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the Parties.

(b) If the parties are unable to resolve the Dispute within 60 days from the Dispute Resolution Commencement Date, then, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association. Both Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees, and travel expenses. The mediation shall take place in [__________], or in whatever alternative forum on which the Parties may agree.

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(d) If the Parties cannot resolve any Dispute through mediation within 45 days after the appointment of the mediator (or the earlier withdrawal thereof), each Party shall be entitled to seek relief in a court of competent jurisdiction.

Unless otherwise agreed in writing, the Parties will continue to honor all commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 9, with respect to all matters not subject to such dispute, controversy or claim.

10. Compliance with Law. Notwithstanding any other provision of this Agreement, the Option shall not vest or be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

11. Lock-Up Agreement. The Participant agrees that, if requested by the Company in connection with a Public Offering of shares, the Participant will not sell, offer for sale or otherwise dispose of the Option Shares for such period of time as is determined by the Committee, provided that at least of the majority of the Company’s Directors and officers who hold Options or Shares at such time are similarly bound.

12. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent.

13. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

14. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise.

15. Successors and Assigns. Without limitation of the provisions of Section 4 of this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

16. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Nevada.

17. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Chief Executive Officer, and any notice to the Participant shall be addressed to the Participant at his or her address on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has also executed this Agreement in duplicate, as of the day and year first above written.

“Participant”	“Company”

THUMZUP MEDIA CORPORATION

Signature:	Signature:
Name:	Name:	Robert Steele
	Title:	Chief Executive Officer

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ATTACHMENT 1

FORM OF EXERCISE OF OPTION TO PURCHASE

Thumzup Media Corporation

Re: Stock Option Exercise Notice

I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of Thumzup Media Corporation (the “Company”) pursuant to the Company’s 2024 Equity Incentive Plan (the “Plan”) and my Stock Option Agreement (the “Option Agreement”) as follows:

Date of Grant:	______________________

Number of Option Shares:	______________________

Exercise Price per Share:	$ ______________________

1. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Option Agreement:

Total Shares Purchased:	______________________

Total Exercise Price (Total Shares X Exercise Price per Share)

$ ______________________

2. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	$ ______________________

Check:	$ ______________________

Tender of Company Stock:	Contact Plan Administrator

Cashless Exercise (same-day sale):	Contact Plan Administrator

3. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. If I am exercising a Nonstatutory Stock Option, I enclose payment in full of my withholding taxes, if any, as follows:

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